Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ford Motor Company of our report dated February 3, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ford Motor Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan

July 27, 2022

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